Exhibit 4C


                       AMENDED CERTIFICATE OF DESIGNATIONS
                             PREFERENCES AND RIGHTS
                                       OF
                     SERIES G-3 CONVERTIBLE PREFERRED STOCK
                                       OF
                     OLD REPUBLIC INTERNATIONAL CORPORATION


               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware


         Old Republic International Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

         That pursuant to authority vested in it by the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors of said corporation, at a regular meeting of the Board held on December 7, 2000, at which meeting a quorum of directors was present and acting throughout, did adopt the following resolution authorizing the creation and issuance of a series of Preferred Stock designation as Series G-3 Convertible Preferred Stock effective as of February 15, 2001:

         Resolved, that the Corporation hereby designates 1,000,000 shares of its authorized but unissued Preferred Stock as Series G-3 Convertible Preferred Stock, which shall have the following designations, preferences, rights, qualifications, limitations and restriction:

1.       Designation, Par Value, Amount.
         ------------------------------

         1,000,000 shares of Preferred Stock of the Corporation, with a par value of $.01 per share, are hereby constituted as a series of Preferred Stock designated as "Series G-3 Convertible Preferred Stock" (hereinafter called "Series G-3 Preferred Stock").

2.       Transferability.
         ---------------

         The shares of Series G-3 Preferred Stock shall not be transferable by the holder thereof otherwise than by will or under the laws of descent and distribution. In the event that any shares of Series G-3 Preferred Stock are transferred by will or under the laws of descent and distribution and such shares of Series G-3 Preferred Stock are not thereafter converted into Common Stock pursuant to the provisions of paragraphs 6 and 7, the Corporation shall have the right to redeem such shares of Series G-3 Preferred Stock so transferred pursuant to the following provisions:

         (a) At any time after six months from the date of death of the holder which gave rise to such transfer, the Corporation shall have the right, at its sole option and election, to redeem all of such shares of Series G-3 Preferred Stock so transferred by will or under the laws of descent and distribution at a redemption price per share equal to 95% of the audited book value per share of the Common Stock as of the last day of the latest full fiscal year of the Corporation, plus an amount equal to all accrued and unpaid dividends and distributions thereon (the sum being hereinafter referred to as the "Redemption Price"), whether or not declared, to the date fixed by the Board for redemption (the "Redemption Date").

         (b) The Corporation shall not redeem pursuant to this paragraph any of the Series G-3 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G-3 Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series G-3 Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment.

         (c) Notice of any redemption of shares of Series G-3 Preferred Stock pursuant to this paragraph shall be mailed at least 30, but not more than 60, days prior to the redemption date to each holder of shares of Series G-3 Preferred Stock to be redeemed, at such holder's address as it appears on the transfer agent's books. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G-3 Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

         (d) Shares of the Series G-3 Preferred Stock shall be deemed to have been redeemed immediately prior to the close of business on the Redemption Date, the right to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and the rights of the holder thereof, except for the right to receive the Redemption Price in accordance herewith, shall cease and terminate on the Redemption Date. As promptly as practical after surrender of such shares as aforesaid, the Corporation shall pay to the holder the Redemption Price for each share of Series G-3 Preferred Stock surrendered for redemption.

3.       Voting Rights.
         -------------

         In addition to any special voting rights provided to the holders of the Series G-3 Preferred Stock as or part of a separate series or class pursuant to paragraph 9, any provision of the Certificate of Incorporation of the Corporation and any other voting rights provided by law, each holder of Series G-3 Preferred Stock shall be entitled to one vote in respect of each share of stock held by him of record on the books of the Corporation on all matters voted upon by the stockholders, such votes to be counted together with those for any other shares of capital stock having the right to vote on all such matters and not separately as a class or group.

4.       Dividends.
         ---------

         (a) The holders of shares of Series G-3 Preferred Stock shall be entitled to receive cumulative cash dividends, when and as declared by the Board of Directors out of funds legally available therefor, at an annual rate, based upon $19.59 per share, which amount shall be proportionately adjusted in the event of any stock dividend or distribution in shares of Series G-3 Preferred Stock, any subdivision, combination or reclassification of the outstanding shares of Series G-3 Preferred Stock, or any similar action, equal to the prime rate to commercial borrowers posted by the Northern Trust Company of Chicago on January 1 or July 1 immediately preceding the next dividend payment date and no more, before any dividend or distribution in cash or other property (other than dividends payable in stock ranking junior to the Series G-3 Preferred Stock as to dividends and upon liquidation) on any class or series of stock of the Corporation ranking junior to the Series G-3 Preferred Stock as to dividends or on liquidation shall be declared or paid or set apart for payment.

         (b) Dividends on the Series G-3 Preferred Stock shall be payable semi-annually, when and as declared by the Board of Directors on June 30 and December 31 of each year, commencing the first June 30 or December 31 after the date of the initial issuance of shares of the Series G-3 Preferred Stock, except that if such date is a Saturday, Sunday or legal holiday then such dividends shall be payable on the first immediately succeeding calendar day which is not a Saturday, Sunday or legal holiday, to holders of record on the respective record dates not exceeding sixty days preceding such dividend payments dates as may be determined by the Board of Directors in advance of the payment of each particular dividend.

         (c) Dividends on the Series G-3 Preferred Stock shall be cumulative and accrue from and after the date of original issuance thereof, whether or not declared by the Board of Directors. Accruals or dividends shall not bear interest.

         (d) No dividend may be declared on any other class or series of stock ranking junior or on a parity with the Series G-3 Preferred Stock as to dividends in respect of any dividend period unless there shall also be or have been declared on the Series G-3 Preferred Stock like dividends for all semi-annual periods coinciding with or ending before such semi-annual period, ratably in proportion to the respective annual dividend rates fixed therefor.

5.       Liquidation Rights.
         ------------------

         (a) In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of the Series G-3 Preferred Stock shall be entitled to receive, before any payment or distribution of assets of the Corporation or proceeds thereof (whether capital or surplus) shall be made to or set apart for the holders of any class of common stock of the Corporation or any other class or series of stock ranking junior to the Series G-3 Preferred Stock upon liquidation, cash, per share, in an amount equal to 95% of the book value per share of the Common Stock on the date of liquidation plus a sum equal to all dividends on such shares accrued and unpaid thereon to the date of final distribution, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series G-3 Preferred Stock or any other class of Preferred Stock ranking on a parity with the Series G-3 Preferred Stock as to payments upon liquidation, dissolution or winding up shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes of this paragraph, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a merger or consolidation of the Corporation with one or more corporations in which the Corporation is the corporation surviving such consolidation of merger shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         (b) If there is a merger of the Corporation into or the consolidation of the Corporation with another corporation in which the Corporation is not the survivor, the holders of Series G-3 Preferred Stock shall retain the same rights in the surviving corporation as outlined herein.

6.       Conversion at Option of the Holder.
         ----------------------------------

         Each share of Series G-3 Preferred Stock (other than those shares which have been surrendered for redemption pursuant to paragraph 2) may be converted at any time after six months from the date of issuance of such shares of Series G-3 Preferred Stock, at the option of the holder thereof, into shares of Common Stock of the Corporation, on the terms and conditions set forth in this paragraph.

         (a) Each share of Series G-3 Preferred Stock shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into .95 fully paid and nonassessable shares of Common Stock of the Corporation.

         (b) In order to effect the conversion of shares of the Series G-3 Preferred Stock into Common Stock in accordance with these provisions, the holder thereof shall surrender at the Corporation's principal office or such other office or agency as the Board of Directors of the Corporation may designate the certificate or certificates therefor, duly endorsed to the Corporation or in blank, accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this paragraph and specifying the name or names in which the certificate or certificates for shares of Common Stock are to be issued. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the Series G-3 Preferred Stock surrendered for conversion or an account of any dividends on the Common Stock issued upon such conversion. Shares of the Series G-3 Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of receipt by the Corporation of such notice and the surrender of the certificate or certificates representing the shares of Series G-3 Preferred Stock to be converted (together with any required instrument or transfer), and the rights of the holder thereof, except for the right to receive Common Stock of the Corporation in accordance herewith, shall cease on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion

Date. As promptly as practicable after the receipt of such notice and the surrender of such shares as aforesaid, the Corporation shall issue and deliver at said office to the person or persons entitled to receive the same (i) a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided, and (ii) if less than the full number of shares of Series G-3
Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

         (c) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G-3 Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G-3 Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein) of the Common Stock, on the Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

         (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G-3 Preferred Stock from time to time outstanding are convertible.

         (e) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G-3 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (f) Shares of Series G-3 Preferred Stock may not be converted after the close of business on the third business day preceding the date fixed for redemption or conversion by the Corporaton of such shares pursuant to paragraphs 6 and 7.

7.       Redemption or Conversion at Option of the Corporation.
         -----------------------------------------------------

         The Corporation shall have the right either to redeem or to convert shares of Series G-3 Preferred Stock pursuant to the following provisions:

         (a) Each share of Series G-3 Preferred Stock, at any time after five years following the date of issuance of such share, shall be redeemable by the Corporation, at its sole option and discretion, at a redemption price of $19.59 per share, plus and amount equal to all accrued and unpaid dividends and distributions thereof (hereinafter the "Redemption Price"), whether or not declared, to the date fixed by the Board of Directors for redemption (hereinafter the "Redemption Date"), or convertible by the Corporation, at its sole option and discretion, into .95 fully paid and nonassessable shares of Common Stock of the Corporation.

         (b) If less than all of the shares of Series G-3 Preferred Stock at the time outstanding are to be redeemed or converted, the shares so to be redeemed or converted shall be selected by lot, pro rata (as nearly as may be) or in such other manner as the Board of Directors may determine in its sole discretion to be fair and proper, except that in any redemption or conversion of fewer than all of the outstanding shares of Series G-3 Preferred Stock, the Corporation may redeem or convert all shares held by holders of less than 100 shares of Series G-3 Preferred Stock. Notwithstanding the foregoing provisions, the Corporation shall not redeem or convert less than all of the Series G-3 Preferred Stock at any time outstanding until all dividends accrued and in arrears upon all Series G-3 Preferred Stock then outstanding shall have been paid for all past dividend periods, and until full dividends for the then current dividend period on all Series G-3 Preferred Stock then outstanding, other than the shares to be redeemed or converted, shall have been paid or declared and the full amount thereof set apart for payment.

         (c) Notice of any redemption or conversion of shares of Series G-3 Preferred Stock pursuant to this paragraph shall be mailed at least 30, but not less than 60, days prior to the Redemption Date or the date fixed by the Board for conversion (the "Corporation Conversion Date") to each holder of shares of Series G-3 Preferred Stock to be redeemed or converted, at such holder's address as it appears on the books of the Corporation. In order to facilitate the redemption or conversion of shares of Series G-3 Preferred Stock, the Board of Directors may fix a record date for the determination of holders of shares of Series G-3 Preferred Stock to be redeemed or converted not more than 60 days prior to the date fixed for such redemption or conversion.

         (d) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption or conversion shall not affect the validity of the proceedings for the redemption or conversion of any other shares of Series G-3 Preferred Stock. On or after the Redemption or Corporate Conversion Date as stated in such notice, each holder of the shares called for redemption or conversion shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive either the redemption price, in the case of a redemption, or a certificate or certificates for the number of validly issued, fully-paid and nonassessable shares of Common Stock issuable in the case of a conversion, together with a cash payment in lieu of any fraction of any share, as hereinafter provided. If less than all the shares represented by any such surrendered certificate are redeemed or converted, a new certificate shall be issued representing the unredeemed or unconverted shares.

         (e) No payment or adjustment shall be made upon any redemption or conversion on account of any dividends accrued on the shares of the Series G-3 Preferred Stock surrendered for redemption or conversion or on account of any dividends on the Common Stock issued upon such redemption or conversion. Shares of the Series G-3 Preferred Stock shall be deemed to have been redeemed or converted immediately prior to the close of business on the Redemption Date or

Corporation Conversion Date, and the rights of the holder thereof, except for the right to receive the Redemption Price or Common Stock of the Corporation in accordance herewith, shall cease on the Redemption Date or Corporation Conversion Date, and the person or persons entitled to receive the Common Stock issuable in the case of conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Corporation Conversion Date.

         (f) No fractional shares of Common Stock shall be issued upon conversion of shares of the Series G-3 Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series G-3 Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash as an adjustment of such fraction an amount equal to the same fraction of the Market Price (as defined herein), of the Common Stock, on the Corporation Conversion Date, or, if such date is not a Trading Day (as defined herein), on the next preceding date which was a Trading Day.

         (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares of Common Stock into which all shares of the Series G-3 Preferred Stock from time to time outstanding are convertible.

         (h) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares on conversion of shares of the Series G-3 Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in such issue and delivery of shares in a name other than that in which the shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

         (i) In the case of a redemption, the Corporation may, on or prior to the Redemption Date, but not earlier than 45 days prior to the Redemption Date, deposit with its transfer agent or other redemption agent selected by the Board of Directors of the Corporation, as a trust fund, a sum sufficient to redeem the shares of Series G-3 Preferred Stock called for redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to give or complete the notice of redemption thereof and to pay to the respective holders of such shares of Series G-3 Preferred Stock as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of such shares of Series G-3 Preferred Stock to their holders; and from and after the date of such deposit, notwithstanding that any certificates for such shares of Series G-3 Preferred Stock shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends and distributions shall cease to accrue from and after the Redemption Date, and all rights of the holders of the shares of Series G-3 Preferred Stock called for redemption, as stockholders of the Corporation with respect to such shares, shall cease and terminate, except the right to receive the Redemption Price, without interest, upon the surrender of their respective certificates, and except the right to convert their shares into Common Stock as provided in paragraph 6 hereof, until the close of business on the Redemption Date. In case the holders of any shares shall not, within six years after such deposit, claim the amount deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance of such amount so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders shall be as general creditors of the Corporation. To the extent that shares of Series G-3 Preferred Stock called for redemption are converted into Common Stock prior to the Redemption Date, the amount deposited by the Corporation to redeem such shares shall immediately be returned to the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

8.       Distribution of Reclassification of Series G-3 Preferred  Stock  in the
         -----------------------------------------------------------------------
         Event of  Distribution  or  Reclassification of Common Stock or Class B
         -----------------------------------------------------------------------
         Common Stock; Adjustment of Conversion Ratio.
         --------------------------------------------

         (a) In the event the Corporation shall at any time after the issuance of Series G-3 Preferred Stock pay a dividend or make a distribution in shares of Common Stock or Class B Common Stock or subdivide or reclassify its outstanding shares of Common Stock or Class B Common Stock into a greater number of shares of Common Stock or Class B Common Stock, respectively, then a proportionate dividend, distribution, subdivision or reclassification of the outstanding Series G-3 Preferred Stock shall also be effected, as of the effective date of the applicable distribution or adjustment with respect to the Common Stock or Class B Common Stock. In such event, the Redemption Price per share specified in these provisions shall be reduced proportionately as to all shares of Series G-3 Preferred Stock outstanding or thereafter issued and the annual dividend per share specified in these provisions shall be adjusted as provided in paragraph 4.

         (b) In the event the outstanding Common Stock or Class B Common Stock of the Corporation is hereafter combined into a smaller number of shares, then the rate of conversion only, specified herein, shall be adjusted proportionately.

9.       Relative Rights of Preferred Stock.
         ----------------------------------

         So long as any of the Series G-3 Preferred Stock is outstanding the Corporation will not:

         (i) Declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to the Series G-3 Preferred Stock as to dividends and upon liquidation) or make any distribution in cash or other property on any other class or series of stock of the Corporation ranking junior to the Series G-3 Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class or series if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Series G-3 Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class or series; or

         (ii) Without the affirmative vote or of the holders of two-thirds of all the Series G-3 Preferred Stock at the time outstanding, given in person or by proxy, by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the shares of this series shall vote separately as a class, (A) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the Series G-3 Preferred Stock either as to dividends or upon liquidation; or (B) amend, alter or repeal any of the provisions of the Corporation's Certificate of Incorporation, By-laws or Certificate of Designations, Preferences and rights of the Series G-3 Preferred Stock, so as to materially and adversely affect the preferences, rights, privileges or powers of the Series G-3 Preferred Stock; provided, however, that any increase in the authorized Preferred Stock or in the creation and issuance of other series of Preferred Stock ranking on a parity with the Series G-3 Preferred Stock shall not be deemed to materially and adversely affect such preferences, rights, privileges or powers.

10.      Status.
         ------

         Shares of this series which have been converted into Common Stock or which have been issued and acquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed and shares purchased and retired) shall, upon compliance with any applicable provisions of the laws of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolution of the Board of Directors or as part of any series of Preferred Stock other than this series, all subject to the conditions and restrictions on issuances set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred stock.

11.      Priority.
         --------

         The Series G-2 Preferred Stock of the Corporation heretofore authorized by the Board of Directors of the Corporation shall rank on a parity with, and the Common Stock and Class B Common Stock of the Corporation shall rank junior to, the Series G-3 Preferred Stock as to dividends and upon liquidation.

12.      Certain Definitions.
         -------------------

         (a) For the purposes of these provisions the terms "Common Stock" and "Class B Common Stock" mean the Common Stock of the Corporation, $1.00 par value, and the Class B Common Stock of the Corporation, $1.00 par value, as the same exist as of the original date of issue of the Series G-3 Preferred Stock or as such stock may be reconstituted from time to time.

         (b) As used in these provisions, the term "Market Price" on any day shall mean the reported last sales price on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported on NASDAQ or a similar reporting service; and the term "Trading Day" shall mean a date on which the New York Stock Exchange (or any Successor to such Exchange) is open for the transaction of business.

         IN WITNESS WHEREOF, Old Republic International Corporation has caused this Certificate to be signed and executed by its Chairman and attested by its Secretary on this 17th day of May, 2001.


                                       OLD REPUBLIC INTERNATIONAL CORPORATION



                                       By: /s/ A.C. Zucaro
                                          --------------------------------------
                                               A.C. Zucaro, Chairman

ATTEST:


/s/ Spencer LeRoy, III
----------------------------
Spencer LeRoy III, Secretary